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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 29, 2000 relating to the consolidated financial statements, which appears in Toyota Motor Credit Corporation's Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
April 17, 2001